Exhibit 99.1

For further information:

Robert Sigler

Vice President and Chief Financial Officer

586.920.0100

Universal Truckload Services, Inc. Announces Financial Results for the Thirteen and Fifty-two Weeks Ended December 31, 2008

Warren, MI – February 26, 2009 — Universal Truckload Services, Inc. (NASDAQ: UACL) today announced financial results for the thirteen and fifty-two weeks ended December 31, 2008.

For the thirteen weeks ended December 31, 2008, operating revenues increased 3.2%, or $5.5 million, to $177.0 million from $171.5 million for the thirteen weeks ended December 31, 2007. Included in operating revenues are fuel surcharges of $20.2 million and $18.2 million for the fourth quarters of 2008 and 2007, respectively. Net income decreased 45.2%, or $2.2 million, to $2.6 million, or $0.16 per diluted share for the fourth quarter of 2008, from $4.8 million, or $0.30 per share, for the fourth quarter of 2007. Included in net income for the fourth quarter were $0.6 million, or $0.04 per share, of after-tax charges for other-than-temporary impairments of marketable equity securities classified as available for sale.

Universal’s truckload revenue in the fourth quarter of 2008 decreased by 2.1% to $97.9 million from $100.0 million in the corresponding period of 2007. Included in truckload revenue in the fourth quarter of 2008 is $5.8 million from our acquisitions completed since the fourth quarter of 2007. Brokerage revenue in the fourth quarter of 2008 increased by 20.5% to $54.2 million from $45.0 million in the corresponding period of 2007. Included in brokerage revenue in the fourth quarter of 2008 is $1.1 million from our acquisitions completed since the fourth quarter of 2007. Intermodal revenue in the fourth quarter of 2008 decreased by 6.4% to $24.9 million from $26.6 million in the corresponding period of 2007. Included in Intermodal revenue in the fourth quarter of 2008 is $2.4 million from our acquisitions completed in the first half of 2008.

For the fifty-two weeks ended December 31, 2008, operating revenues increased 11.6%, or $79.2 million, to $759.5 million from $680.4 million for the fifty-two weeks ended December 31, 2007. Included in operating revenues are fuel surcharges of $101.3 million and $65.8 million for 2008 and 2007, respectively. Net income decreased 16.5%, or $2.9 million, to $14.9 million, or $0.93 per share for 2008, from $17.8 million, or $1.11 per share for 2007. Included in net income for 2008 were $2.2 million, or $0.14 per share, of after-tax charges for other-than-temporary impairments of marketable equity securities classified as available for sale.

Universal’s truckload revenue in 2008 increased by 9.0% to $438.2 million from $402.1 million in the corresponding period of 2007. Included in truckload revenue in 2008 is $25.5 million from our acquisitions completed since the fourth quarter of 2007. Brokerage revenue in 2008 increased by 21.2% to $208.3 million from $171.8 million in the corresponding period of 2007. Included in brokerage revenue in 2008 is $3.9 million from our acquisitions completed since the fourth quarter of 2007. Intermodal revenue in 2008 increased by 6.2% to $113.0 million from $106.5 million in the corresponding period of 2007. Included in Intermodal revenue in 2008 is $9.1 million from our acquisitions completed in the first half of 2008.

Universal also announced that on February 25, 2009, its Board of Directors has approved a one-time cash dividend of $1.00 per share. The dividend is payable on March 20, 2009 to stockholders of record at the close of business on March 7, 2009. In the fourth quarter of 2008, Universal purchased an additional 80,800 shares of its common stock for a total cost of $1.1 million. Universal has purchased a cumulative total of 115,100 shares of its common stock at a total cost of $1.7 million and is authorized to purchase an additional 684,900 shares of its common stock under the previously announced stock repurchase plan.

“Even with the severe economic downturn in both domestic and foreign markets, UTSI’s asset light model continues to provide positive results,” stated Universal’s President and CEO Don Cochran. “We are pleased that we are able to pay this special dividend to our shareholders. It does not however represent a fundamental change in our long term strategy to use free cash flow and prudent borrowings to fund our growth, both organically and through strategic acquisitions. We believe we are well positioned to continue to pursue our growth objectives in the future and maintain adequate liquidity and financial flexibility to fund acquisitions similar to those executed in the recent past.”

Universal Truckload Services, Inc. is primarily a non-asset based provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Operating revenues:
Truckload	$97,915	$99,987	$438,203	$402,082
Brokerage	54,176	44,963	208,289	171,814
Intermodal	24,877	26,578	113,025	106,463

Total operating revenues	176,968	171,528	759,517	680,359

Operating expenses:
Purchased transportation	137,386	131,405	592,982	520,064
Commissions expense	11,953	11,653	47,333	45,081
Other operating expense, net	2,504	1,818	9,510	9,429
Selling, general, and administrative	13,281	12,063	52,036	48,418
Insurance and claims	4,472	5,236	21,388	21,178
Depreciation and amortization	2,516	2,198	9,638	8,163

Total operating expenses	172,112	164,373	732,887	652,333

Income from operations	4,856	7,155	26,630	28,026
Non operating income (expense)	(608)	331	(2,387)	622
Interest income (expense), net	(54)	91	12	322

Income before provision for income taxes	4,194	7,577	24,255	28,970
Provision for income taxes	1,561	2,773	9,369	11,134

Net income	$2,633	$4,804	$14,886	$17,836

Earnings per common share:
Basic	$0.16	$0.30	$0.93	$1.11
Diluted	$0.16	$0.30	$0.93	$1.11
Average common shares outstanding:
Basic	16,028	16,104	16,073	16,115
Diluted	16,028	16,104	16,077	16,122

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31,
	2008	2007
Assets
Cash and cash equivalents	$28,767	$5,416
Marketable securities	8,808	17,961
Accounts receivable – net	70,590	86,626
Other current assets	9,948	8,248

Total current assets	118,113	118,251
Property and equipment – net	61,334	57,149
Other long-term assets – net	32,100	31,788

Total assets	$211,547	$207,188

Liabilities and shareholders’ equity
Total current liabilities	$40,040	$48,443
Total long-term liabilities	7,030	7,303

Total liabilities	47,070	55,746
Total shareholders’ equity	164,477	151,442

Total liabilities and shareholders’ equity	$211,547	$207,188

UNIVERSAL TRUCKLOAD SERVICES, INC.

Summary of Operating Data

(Unaudited)

	Thirteen Weeks Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Average number of tractors provided by owner-operators
Truckload	2,819	2,870	2,803	2,937
Intermodal	765	822	815	839

Total	3,584	3,692	3,618	3,776

Truckload Revenues:
Average operating revenues per loaded mile (1)	$2.79	$2.59	$2.84	$2.47
Average operating revenues per loaded mile, excluding fuel surcharges (1)	$2.34	$2.22	$2.32	$2.15
Average operating revenues per load (1)	$1,107	$976	$1,079	$959
Average operating revenues per load, excluding fuel surcharges (1)	$927	$837	$881	$835
Average length of haul (1)(2)	397	377	380	388
Number of loads (1)	88,473	102,442	406,284	419,185

Brokerage Revenues:
Average operating revenues per loaded mile (1)	$2.64	$2.12	$2.52	$2.05
Average operating revenues per load (1)	$1,567	$1,358	$1,486	$1,303
Average length of haul (1)(2)	594	640	589	635
Number of loads (1)	31,983	28,799	125,432	110,312

Intermodal Revenues:
Drayage (in thousands)	$22,478	$24,538	$102,984	$97,795
Depot (in thousands)	$2,399	$2,040	$10,041	$8,668

Total (in thousands)	$24,877	$26,578	$113,025	$106,463

Average operating revenues per loaded mile	$3.82	$4.92	$4.44	$4.63
Average operating revenues per loaded mile, excluding fuel surcharges	$3.09	$4.13	$3.54	$3.98
Average operating revenues per load	$334	$304	$338	$289
Average operating revenues per load, excluding fuel surcharges	$270	$255	$269	$248
Number of loads	67,211	80,602	304,869	338,287

(1)	Excludes operating data from CrossRoad Carriers, Inc. in order to improve the relevance of the statistical data related to our truckload and brokerage services and improve the comparability to our peer companies.
(2)	Average length of haul is computed using loaded miles.